UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2013 (June 14, 2013)

THE SERVICEMASTER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-14762	36-3858106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

860 Ridge Lake Boulevard, Memphis, Tennessee 38120

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (901) 597-1400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The ServiceMaster Company (“ServiceMaster”) announces that Robert J. Gillette, age 53, has been elected to serve as Chief Executive Officer “CEO”) of ServiceMaster, effective as of June 17, 2013.  A copy of ServiceMaster’s press release announcing Mr. Gillette’s election as CEO is attached hereto as Exhibit 99.  Mr. Gillette has also been elected to serve as CEO of ServiceMaster’s indirect parent corporation, ServiceMaster Global Holdings, Inc. (“Holdings”), as well as a member of the Board of Directors of Holdings (the “Board”), in each case effective as of June 17, 2013.  John Krenicki, Jr., the interim CEO of ServiceMaster and Holdings, will no longer serve as interim CEO of either company, effective as of June 17, 2013, but will continue in his position as Chairman of the Board.  Mr. Gillette’s employment commenced on June 17, 2013 pursuant to an employment agreement with Holdings, dated as of June 14, 2013 (the “Employment Agreement”).  A copy of Mr. Gillette’s Employment Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.  The Employment Agreement is for a term of three years, effective as of June 17, 2013, subject to automatic one-year renewals thereafter, absent termination notice by either party.

Under the Employment Agreement, Mr. Gillette will be paid an annual base salary of no less than $1,100,000 and will have a target annual bonus opportunity of 100% of his base salary.  For 2013, his base salary has been set at $1,100,000, prorated from June 17, 2013. Mr. Gillette’s annual bonus for 2013 will be not less than his target bonus prorated for the portion of the year after he begins his employment.  Additionally, Mr. Gillette will receive a signing bonus of $1,000,000, which will be subject to repayment in whole or in part if Mr. Gillette voluntarily resigns without good reason prior to June 17, 2014.

If Mr. Gillette’s employment is terminated by Holdings without cause or if he resigns with good reason, the Employment Agreement provides for severance of two times his annual base salary, two times his average annual bonus for the prior two years, continuation of health and certain other benefits for two years, and a pro rata bonus for the year in which he is terminated.  The severance would be paid in equal installments over a period of 24 months and is subject to Mr. Gillette’s execution of a release of claims.  In all cases of termination, Mr. Gillette is subject to noncompetition and nonsolicitation provisions for two years following termination.  A failure by Holdings to renew the Employment Agreement will constitute a termination of Mr. Gillette’s employment without cause for purposes of these severance benefits.

In connection with his employment, and within 60 days of the commencement thereof, Mr. Gillette will purchase $1,500,000 of common stock of Holdings at a price per share equal to the fair market value of a share of common stock of Holdings at the purchase date.  At his discretion, Mr. Gillette may, on dates agreed with the Holdings Compensation Committee prior to December 31, 2014, purchase up to an aggregate of $1,500,000 million of additional common stock at its then-current fair market value.

In connection with his initial and subsequent equity investments, Mr. Gillette will be awarded restricted stock units (“RSUs”) and nonqualified stock options under the Amended and Restated ServiceMaster Global Holdings, Inc. Stock Incentive Plan (the “Plan”).  At the closing of his initial investment, he will receive 300,000 RSUs, which will vest at a rate of one-third per year on each of the first three anniversaries of their grant dates, subject to his continued employment with Holdings.  Additionally, for each share of common stock Mr. Gillette purchases in his initial and subsequent investments, he will receive nonqualified options to purchase five and one-half shares with an exercise price equal to the fair market value of a share of common stock at the time of the option grant (“Matching Options”).  The Matching Options will vest at a rate of one-fourth per year on each of the first four anniversaries of the grant date, subject to Mr. Gillette’s continued employment with Holdings.  Copies of the forms of subscription agreement, option agreement and RSU agreement are attached hereto as Exhibits 10.2 through 10.4 and are incorporated by reference herein.

Should Mr. Gillette’s employment terminate for cause, all vested and unvested Matching Options will be canceled, along with all unvested RSUs.  In the case of Mr. Gillette’s termination other than (i) for cause or (ii) by reason of his death or disability, unvested Matching Options and RSUs will be cancelled.  Upon termination by reason of death or disability, Mr. Gillette’s unvested matching options will fully vest and a pro rata portion of the RSUs that would have vested in the year of termination will vest.  Mr. Gillette or his estate will retain the right to exercise any unvested options for up to 12 months following termination for death, disability, or retirement, and for 90 days following termination for all other reasons (except termination for cause).  If Mr. Gillette’s employment is terminated by Holdings without cause or if he resigns with good reason, in each case in anticipation of a change in control of Holdings, upon consummation of the change in control, Mr. Gillette will be entitled to a cash payment equal to the value of the equity compensation forfeited by reason of his termination.

If Mr. Gillette’s employment terminates prior to a public offering, Holdings will have the right to purchase all shares held by Mr. Gillette at their fair market value (or if Mr. Gillette’s employment terminates for cause, the lower of the fair market value or cost), and Holdings’s principal stockholder will have an additional purchase right with respect to any shares that Holdings does not repurchase.  Additionally, if Mr. Gillette’s employment terminates prior to a public offering without cause, for good reason, or due to his death, disability or retirement, he or his estate will have the option to require Holdings to repurchase at fair market value all the shares he had purchased in his initial and subsequent equity investments in Holdings.

From October 2011 until recently, Mr. Gillette served as the President and owner of Gillette Properties, LLC, a company which acquired and developed residential real estate properties.  From October 2009 to October 2011, he served as the Chief Executive Officer of First Solar Inc., a manufacturer of thin film photovoltaic solar modules and solar power plants.  From January 2005 to September 2009, Mr. Gillette served as the President and Chief Executive Officer of Honeywell International, Inc.’s aerospace division, a provider of aerospace electronic systems, integrated avionics, engines and services for the aerospace industry, which has approximately 40,000 employees worldwide.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement, dated as of June 14, 2013, by and between Robert J. Gillette and ServiceMaster Global Holdings, Inc.

10.2	Form of Employee Stock Subscription Agreement for Robert J. Gillette

10.3	Form of Employee Restricted Stock Unit Agreement for Robert J. Gillette

10.4	Form of Employee Stock Option Agreement for Robert J. Gillette

99	Press Release by The ServiceMaster Company issued June 18, 2013, announcing the election of Robert J. Gillette as Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2013	THE SERVICEMASTER COMPANY

	By:	/s/ David W. Martin
Name: David W. Martin
Title: Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer